United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 4, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)
1001 Fannin, Suite 1600, Houston, Texas 77002
(Address of principal executive offices)      (Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
Item 1.01. Entry into a Material Definitive Agreement.
Common Stock Purchase Agreement
On February 4, 2010, Endeavour International Corporation (“Endeavour”) entered into and closed a private placement of common stock (the “Private Placement”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) primarily with existing stockholders and certain directors and with certain other third-party investors (collectively, the “Purchasers”) to sell 23,457,779 shares of Endeavour’s common stock, par value $0.001 per share (the “Shares”), for aggregate net cash consideration of approximately $20.5 million. The purchase price per Share was $0.90, the closing price of the Shares on the NYSE Amex on February 3, 2010. Endeavour intends to use the net proceeds from the Private Placement to partially fund its 2010 capital budget.
The Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2) thereof.
The foregoing is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
In connection with the Purchase Agreement, Endeavour and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on February 4, 2010. Pursuant to the Registration Rights Agreement, Endeavour has agreed to file a registration statement relating to the resale of the Shares within 60 days of the date of the Registration Rights Agreement and to use commercially reasonable efforts to ensure that such resale registration statement is declared effective within 30 days thereafter. The Registration Rights Agreement includes customary provisions dealing with suspensions, indemnification, contribution and expenses.
The foregoing is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 8.01. Other Events.
On February 4, 2010, Endeavour issued a press release relating to the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

10.1	Common Stock Purchase Agreement, dated as of February 4, 2010, by and between Endeavour International Corporation and the purchasers named therein.

10.2	Registration Rights Agreement, dated as of February 4, 2010, by and between Endeavour International Corporation and the purchasers named therein.

99.1	Press release issued on February 5, 2010.

Endeavour International Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation
By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

Date: February 5, 2010

Endeavour International Corporation
Exhibit Index

10.1	Common Stock Purchase Agreement, dated as of February 4, 2010, by and between Endeavour International Corporation and the purchasers named therein.

10.2	Registration Rights Agreement, dated as of February 4, 2010, by and between Endeavour International Corporation and the purchasers named therein.

99.1	Press release issued on February 5, 2010.